EXHIBIT 31.1

I, Richard R. Walters, certify that:

1.

I have reviewed this report on Form 10-QSB of Little Squaw Gold Mining Company;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects, the financial condition, results of operations and cash flows of Little Squaw Gold Mining Company as of, and for, the periods presented in this report.

4.

Little Squaw Gold Mining Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Little Squaw Gold Mining Company and have:

a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Little Squaw Gold Mining Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

Evaluated the effectiveness of Little Squaw Gold Mining Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)

Disclosed in this report any change in Little Squaw Gold Mining Company's internal control over financial reporting that occurred during Little Squaw Gold Mining Company's most recent fiscal quarter (Little Squaw Gold Mining Company's fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Little Squaw Gold Mining Company's internal control over financial reporting; and

5.

 Little Squaw Gold Mining Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Little Squaw Gold Mining Company's auditors and the audit committee of Little Squaw Gold Mining Company's board of directors:

a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Little Squaw Gold Mining Company's ability to record, process, summarize and report financial information; and

b)

Any fraud, whether or not material, that involves management or other employees who have a significant role in Little Squaw Gold Mining Company’s internal control over financial reporting.

Date: May 13, 2005

By   /s/ Richard R. Walters

        Richard R. Walters, President and

   Chief Executive Officer